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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-54810 on Form S-4 of Microsoft Corporation of our report dated June 22, 2000 relating to the financial statements and financial statement schedule of Great Plains Software, Inc., which appears in Great Plains Software, Inc.'s Annual Report on Form 10-K for the year ended May 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota

February 21, 2001